KPMG LLP
Suite 1000
620 S. Tryon Street
Charlotte, North Carolina 28202-1842

# Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-286436) on Form S-3 and registration statements (No. 333-219346, 333-182219, 333-145581, and 333-145583) on Form S-8 of GATX Corporation of our report dated February 27, 2026, with respect to the combined financial statements of Wells Fargo Rail, which report appears in the Form 8-K/A of GATX Corporation dated March 3, 2026.

KPMG LLP

Charlotte, North Carolina
March 3, 2026